                                                                      Exhibit 21

                        SUBSIDIARIES OF HARTE-HANKS, INC.
                            As of September 30, 2002

                                                                    Jurisdiction of
Name of Entity                                                      Organization              % Owned
--------------                                                      ------------              -------
DiMark, Inc.                                                        New Jersey                100%
DMK, Inc.                                                           Delaware                  100%(2)
The Flyer Publishing Corporation                                    Florida                   100%
Harte-Hanks CRM Services UK Limited                                 England                   100%
Harte-Hanks Data Services LLC                                       Maryland                  100%
Harte-Hanks Data Technologies LLC                                   Delaware                  100%
Harte-Hanks Delaware, Inc.                                          Delaware                  100%
Harte-Hanks Direct, LLC                                             Delaware                  100%(1)
Harte-Hanks Direct Marketing/Baltimore, Inc.                        Maryland                  100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.                       Ohio                      100%
Harte-Hanks Direct Marketing/Dallas, L.P.                           Delaware                  100%(6)
Harte-Hanks Direct Marketing/Fullerton, Inc.                        California                100%
Harte-Hanks Direct Marketing/Jacksonville, LLC                      Delaware                  100%(10)
Harte-Hanks Direct Marketing/Kansas City, LLC                       Delaware                  100%(11)
Harte-Hanks do Brazil Consultoria e Servicos Ltda.                  Brazil                    100%(3)
Harte-Hanks IRG, Inc.                                               Michigan                  100%
Harte-Hanks Limited                                                 England                   100%(3)
Harte-Hanks Market Intelligence, Inc.                               California                100%
Harte-Hanks Market Intelligence Espana LLC                          Colorado                  100%
Harte-Hanks Market Intelligence Europe B.V.                         Netherlands               100%
Harte-Hanks Market Intelligence GmbH                                Germany                   100%(4)
Harte-Hanks Market Intelligence Limited                             Ireland                   100%(4)
Harte-Hanks Market Intelligence Limited                             England                   100%(4)
Harte-Hanks Market Intelligence SAS                                 France                    100%(4)
Harte-Hanks Market Research, Inc.                                   New Jersey                100%
Harte-Hanks Partnership, Ltd.                                       Texas                     100%(5)
Harte-Hanks Print, Inc.                                             New Jersey                100%
Harte-Hanks Pty. Limited                                            Australia                 100%(3)
Harte-Hanks Response Management/Austin L.P.                         Delaware                  100%(6)
Harte-Hanks Response Management/Boston, Inc.                        Massachusetts             100%
Harte-Hanks Response Management Call Centers, Inc.                  Delaware                  100%
Harte-Hanks Response Management Europe                              Belgium                   100%
Harte-Hanks Shoppers, Inc.                                          California                100%
Harte-Hanks Stock Plan, Inc.                                        Delaware                  100%
Harte-Hanks Teleservices, LLC                                       Delaware                  100%(2)
H&R Communications, LLC                                             Delaware                  100%(2)
HTS, Inc.                                                           Connecticut               100%
Information for Marketing Limited (shell corporation)               England                   100%(7)
NSO, Inc.                                                           Ohio                      100%
Printing Management Systems, Inc.                                   Delaware                  100%
Sales Support Services, Inc.                                        New Jersey                100%(8)
Sales Support Services of Texas, Inc.                               Delaware                  100%(9)
Southern Comprint Co.                                               California                100%
Spectral Resources, Inc.                                            New York                  100%

(1)  Owned by Harte-Hanks Response Management Call Centers, Inc.

(2)  Owned by Harte-Hanks Direct, LLC

(3)  Owned by Harte-Hanks Data Technologies LLC

(4)  Owned by Harte-Hanks Market Intelligence Europe B.V.

(5)  99.5% Owned by Harte-Hanks Delaware, Inc.
       .5% Owned by Harte-Hanks , Inc.

(6)  99% Owned by Harte-Hanks Stock Plan, Inc.
      1% Owned by Harte-Hanks Response Management Call Centers, Inc.

(7)  Owned by Harte-Hanks Limited

(8)  Owned by Harte-Hanks Delaware, Inc.

(9)  Owned by Sales Support Services, Inc.

(10) Owned by Harte-Hanks Direct Marketing/Cincinnati, Inc.

(11) Owned by Printing Management Systems, Inc.